WALLA WALLA PLANT PURCHASE AGREEMENT



                    Dated as of July 22, 1996



                             Between



                   Stokely USA, Inc., as Seller



                               And



                     AGRIPAC, INC., as Buyer

                         TABLE OF CONTENTS



1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . .   2
     1.1  "Assets". . . . . . . . . . . . . . . . . . . . . .   2
     1.2  "Collective Bargaining Agreement" . . . . . . . . .   2
     1.3  "Environmental Laws". . . . . . . . . . . . . . . .   2
     1.4  "Employee Plans". . . . . . . . . . . . . . . . . .   2
     1.5  "Hazardous Substance" . . . . . . . . . . . . . . .   2
     1.6  "Immediately Available Funds" . . . . . . . . . . .   2
     1.7  "Real Property" . . . . . . . . . . . . . . . . . .   2
     1.8  "Person". . . . . . . . . . . . . . . . . . . . . .   2


2.   PURCHASE AND SALE OF ASSETS. . . . . . . . . . . . . . .   3
     2.1  Purchase and Sale of Assets . . . . . . . . . . . .   3
          2.1.1     Equipment. .  . . . . . . . . . . . . . .   3
          2.1.2     Real Property . . . . . . . . . . . . . .   3
          2.1.3     Supplies and Repair Parts . . . . . . . .   3
          2.1.4     Seed. . . . . . . . . . . . . . . . . . .   3
          2.1.5     Intangibles . . . . . . . . . . . . . . .   3
          2.1.6     Assigned Contracts. . . . . . . . . . . .   3
          2.1.7     Books and Records . . . . . . . . . . . .   3
     2.2  Excluded Assets . . . . . . . . . . . . . . . . . .   4
     2.3  Assumption of Liabilities . . . . . . . . . . . . .   4
     2.4  Purchase Price for Assets and Non-Competition
          Agreement . . . . . . . . . . . . . . . . . . . . .   4
     2.5  Payment of Purchase Price and Noncompete
          Consideration . . . . . . . . . . . . . . . . . . .   4
     2.6  Allocation of Purchase Price. . . . . . . . . . . .   5
     2.7  Prorations and Other Payment Obligations. . . . . .   5
          2.7.1     Ad Valorem Taxes and Assessments. . . . .   5
          2.7.2     Utilities . . . . . . . . . . . . . . . .   6
          2.7.3     State and Local Transfer Taxes. . . . . .   6
          2.7.4     Closing Costs . . . . . . . . . . . . . .   6
          2.7.5     Inventory . . . . . . . . . . . . . . . .   6
     2.8  The Closing . . . . . . . . . . . . . . . . . . . .   6
          2.8.1     Closing . . . . . . . . . . . . . . . . .   6
          2.8.2     Closing Deliveries by Stokely . . . . . .   7
          2.8.3     Closing Deliveries by Agripac . . . . . .   7
     2.9  Further Documents or Necessary Action . . . . . . .   8

3.   EMPLOYEE MATTERS . . . . . . . . . . . . . . . . . . . .   8
     3.1  Employee Plans. . . . . . . . . . . . . . . . . . .   8
     3.2  Labor Matters . . . . . . . . . . . . . . . . . . .   8
     3.3  Termination of Stokely's Employees. . . . . . . . .   9
     3.4  Employees of Stokely. . . . . . . . . . . . . . . .   9
     3.5  Agripac's Nonassumption . . . . . . . . . . . . . .   9

4.   REPRESENTATIONS AND WARRANTIES OF STOKELY. . . . . . . .   9
     4.1  Organization and Standing of Stokely. . . . . . . .  10
     4.2  Authority for Transaction . . . . . . . . . . . . .  10
     4.3  No Conflict . . . . . . . . . . . . . . . . . . . .  10
     4.4  Consents 10 . . . . . . . . . . . . . . . . . . . .  10
     4.5  Title to and Condition of the Assets. . . . . . . .  10
     4.6  Liabilities . . . . . . . . . . . . . . . . . . . .  11
     4.7  Contracts . . . . . . . . . . . . . . . . . . . . .  11
     4.8  Brokers and Finders . . . . . . . . . . . . . . . .  12
     4.9  Environmental Matters . . . . . . . . . . . . . . .  12
     4.10 Assets. . . . . . . . . . . . . . . . . . . . . . .  12
     4.11 Accuracy and Completeness of Representations and
          Warranties. . . . . . . . . . . . . . . . . . . . .  12

5.   REPRESENTATIONS AND WARRANTIES OF AGRIPAC. . . . . . . .  13
     5.1  Organization and Standing of Agripac. . . . . . . .  13
     5.2  Authority for Transaction . . . . . . . . . . . . .  13
     5.3  No Conflict . . . . . . . . . . . . . . . . . . . .  13

6.   CONSENTS . . . . . . . . . . . . . . . . . . . . . . . .  13

7.   NON-COMPETITION AGREEMENT. . . . . . . . . . . . . . . .  13

8.   AGREEMENTS PRIOR TO CLOSING. . . . . . . . . . . . . . .  14
     8.1  Fulfillment of Conditions . . . . . . . . . . . . .  14
     8.2  Inspection and Information. . . . . . . . . . . . .  14
     8.3  Confidentiality . . . . . . . . . . . . . . . . . .  14

9.   CONDITIONS TO OBLIGATIONS OF AGRIPAC AND STOKELY . . . .  15
     9.1  Conditions to Obligations of Agripac. . . . . . . .  15
          9.1.1     Representations and Warranties; Covenants  15
          9.1.2     Consents and Approvals. . . . . . . . . .  15
          9.1.3     Litigation. . . . . . . . . . . . . . . .  15
          9.1.4     Authorizations. . . . . . . . . . . . . .  15
          9.1.5     No Material Adverse Change. . . . . . . .  16
          9.1.6     Damage to or Destruction of the Assets. .  16
          9.1.7     Documents of Transfer . . . . . . . . . .  16
          9.1.8     Opinion of Stokely's Counsel. . . . . . .  16
          9.1.9     Closing of Inventory Purchase Agreement .  17
          9.1.10    Closing of Grandview Plant Purchase
                    Agreement . . . . . . . . . . . . . . . .  17
          9.1.11    Hart-Scott Act. . . . . . . . . . . . . .  17
          9.1.12    Satisfaction of Counsel . . . . . . . . .  17
     9.2  Conditions to Obligations of Stokely. . . . . . . .  18
          9.2.1     Representations and Warranties; Covenants  18
          9.2.2     Authorizations. . . . . . . . . . . . . .  18
          9.2.3     Consents and Approvals. . . . . . . . . .  18
          9.2.4     Documents of Transfer . . . . . . . . . .  18
          9.2.5     Opinion of Agripac's Counsel. . . . . . .  18
          9.2.6     Hart-Scott Act. . . . . . . . . . . . . .  19
     9.3  Waiver of Conditions. . . . . . . . . . . . . . . .  19

10.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . .  19
     10.1 Survival of Representations . . . . . . . . . . . .  19
     10.2 Indemnification by Stokely. . . . . . . . . . . . .  20
     10.3 Indemnification by Agripac. . . . . . . . . . . . .  20
     10.4 Notice of Claim . . . . . . . . . . . . . . . . . .  21

11.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . .  21
     11.1 Further Assurances. . . . . . . . . . . . . . . . .  21
     11.2 Amendments and Waivers. . . . . . . . . . . . . . .  21
     11.3 Successors and Assigns. . . . . . . . . . . . . . .  21
     11.4 Public Announcement . . . . . . . . . . . . . . . .  22
     11.5 Default . . . . . . . . . . . . . . . . . . . . . .  22
     11.6 Severability. . . . . . . . . . . . . . . . . . . .  22
     11.7 Descriptive Headings. . . . . . . . . . . . . . . .  22
     11.8 Notices . . . . . . . . . . . . . . . . . . . . . .  22
     11.9 Governing Law . . . . . . . . . . . . . . . . . . .  23
     11.10  Entire Agreement. . . . . . . . . . . . . . . . .  23
     11.11  Counterparts. . . . . . . . . . . . . . . . . . .  23
     11.12  Schedules . . . . . . . . . . . . . . . . . . . .  24

                        PURCHASE AGREEMENT


PARTIES:      Agripac, Inc.,
              an Oregon cooperative corporation       ("Agripac")

AND:          Stokely USA, Inc.,
              a Wisconsin corporation                 ("Stokely")

DATE:         July 22nd, 1996


                            RECITALS:

A. Stokely owns certain assets including plants located in Grandview, Washington, and Walla Walla, Washington (the
"Plants"), which it has used to process frozen vegetable products
(the "Products").

B. Stokely has decided to exit the business of the manufacture and sale of Products (the "Business").

C. Stokely desires to sell a portion of its inventory of Products to Dean Foods Vegetable Company and Agripac under the terms and conditions set forth in the Inventory Purchase Agreement dated the 22nd day of July, 1996 (the "Inventory Purchase Agreement").

D. Stokely desires to sell all of the assets owned or used by Stokely in connection with its vegetable processing plant in Grandview, Washington ("Grandview Plant"), to The Freezer Group Acquisition, L.L.C., a Washington limited liability company, under the terms and conditions set forth in that certain Plant Purchase Agreement between Stokely and Freezer Group L.L.C. dated the 22nd day of July, 1996 (the "Grandview Plant Purchase Agreement").

E. Stokely desires to sell all of the assets owned or used by Stokely in connection with its vegetable processing plant in Walla Walla, Washington ("Walla Walla Plant"), to Agripac under the terms and conditions set forth herein ("Walla Walla Plant Purchase Agreement" or "Agreement").

     NOW, THEREFORE, in consideration of the Recitals, the mutual benefits to be derived from this Agreement and the mutual and dependent promises herein contained, the parties hereto do represent, warrant, covenant and agree as follows:

                            AGREEMENT:


1.   DEFINITIONS.

     In addition to the terms defined elsewhere in this Agreement, the following terms, when used in this Agreement
(including the Schedules and Exhibits attached hereto), shall have the following meanings:

     1.1 "Assets" means the Assets of the Business located at or used in connection with the operation of the Walla Walla Plant, except for inventory, but including, without limitation, the real property, buildings, improvements, fixtures, equipment, intangibles, assigned contracts, and books and records to be transferred under this Agreement, described in particularity in
Section 2 of this Agreement.

     1.2 "Collective Bargaining Agreement" means the collective bargaining agreements described on Exhibit 1.2.

     1.3 "Environmental Laws" means the federal, state and local environmental or health or safety laws, regulations and ordinances as such laws may be amended or modified through the Closing Date.

     1.4 "Employee Plans" means those employee benefit plans of Stokely described in Exhibit 1.4.

     1.5 "Hazardous Substance" means any chemical, substance or material defined, classified or designated hazardous, toxic or radioactive, or other similar term, by any federal, state or local environmental statute, regulation or ordinance presently in effect or that may be promulgated in the future, as they may be amended from time to time.

     1.6 "Immediately Available Funds" means electronic wire transfer to an account or accounts designated by the payee.

     1.7 "Real Property" means that real property located in Walla Walla, Washington, described on Exhibit 1.7, together with all buildings, improvements, fixtures and other real property interests located thereon or appurtenant thereto.

     1.8 "Person" means an individual, corporation, partnership, unincorporated association, trust, joint venture or other organization or entity, including a governmental entity or any department, agency or political subdivision of such entities.

2.   PURCHASE AND SALE OF ASSETS.

     2.1 Purchase and Sale of Assets. On and subject to the terms and conditions set forth in this Agreement, and except as provided in Section 2.2 as to Excluded Assets, at the Closing, Stokely shall sell, assign, transfer, convey, set over and deliver to Agripac, and Agripac shall purchase, acquire and accept from Stokely all of the following assets, properties and rights (collectively, the "Assets"):

          2.1.1 Equipment. All of the machinery, equipment (including agricultural and harvesting equipment), furniture, fixtures, located at the Walla Walla Plant as of the Closing, or used in connection with the operation of the Walla Walla Plant, as more particularly described in Exhibit 2.1.1, but excluding Supplies and Repair Parts, and Seed ("Equipment").

          2.1.2     Real Property.  All of the Real Property.

          2.1.3 Supplies and Repair Parts. All of the useable supplies and repair parts located at the Walla Walla Plant and Grandview Plant or used by Stokely in connection with the operation of the Walla Walla Plant or Grandview Plant, as more particularly described on Exhibit 2.1.3 ("Supplies and Repair Parts").

          2.1.4 Seed. All of the useable seed located at the Walla Walla Plant and Grandview Plant or used in connection with the operation of the Walla Walla Plant or Grandview Plant, as more particularly described in Exhibit 2.1.4 ("Seed").

          2.1.5 Intangibles. All intangibles used by Stokely in connection with its Business, including, but not limited to, customer lists as more particularly described on Exhibit 2.1.5
("Intangibles").

          2.1.6 Assigned Contracts. All of Stokely's rights under contracts, including contracts with customers and suppliers and other agreements relating to the Assets and the Business, including, without limitation, those that are listed and described on Exhibit 2.1.6, and further including, without limitation if assignable, all rights, claims and privileges of Stokely arising under all warranties, representations and guaranties (express, implied or otherwise) made by suppliers or others in connection with the Assets or the Business (collectively the "Assigned Contracts").

          2.1.7 Books and Records. Copies of all relevant books, paper, records and any electronic information which relate solely to the Assets and the operation of the Business ("Books and Records").

     2.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1, the following properties, assets and rights used in, or related to the Business (the "Excluded Assets") are excluded from the Assets and shall not be purchased by Agripac:

          2.2.1     Cash on hand, bank accounts, cash
equivalents, or instruments in existence on the Closing Date;

          2.2.2     Inventory of Product;

          2.2.3 Prepaid taxes and any tax refunds arising from taxes that relate to any period prior to Closing;

          2.2.4 Insurance policies, including any premium refunds in respect of such policies and claims covered by such policies arising prior to Closing and all state accident insurance refunds and insurance company dividends relating to performance prior to the Closing Date;

          2.2.5     Accounts Receivable of the Business.

          2.2.6     Packaging materials.

     2.3 Assumption of Liabilities. Contemporaneously with the purchase of the Assets, Agripac shall assume the liabilities and perform the obligations of Stokely identified on Schedule 2.3 that accrue after the Closing Date (the "Assumed Liabilities"). Agripac is not assuming, and Stokely agrees and acknowledges that Agripac will not assume, any other debts, liabilities or obligations of Stokely, whether related to or arising from the Business, the Assets, or otherwise.

     2.4  Purchase Price for Assets and Non-Competition
Agreement.  The Purchase Price for the Assets and the Non-
Competition Agreement shall be Three Million and No/100 Dollars
($3,000,000.00) plus the price agreed upon for the Supplies and Repair Parts and Seed.

     2.5  Payment of Purchase Price and Noncompete Consideration.

          2.5.1     Agripac shall, at Closing, pay in Immediately
Available Funds to Stokely, the amount of the purchase price less the amount paid into the Hold-back Account pursuant to Section
2.5.2.

          2.5.2 Agripac shall pay the amount of $60,000.00 into a Hold-back Account to be held by Chicago Title Company, at 10900 Swenson Drive, Suite 900, Waukesha, Wisconsin, an escrow company (the "Escrow Agent"). The Escrow Agent shall deposit the funds in an interest-bearing account approved by Agripac and Stokely. All of the income earned on the funds in the Hold-back Account shall continue to be held as part of the Hold-back Account. The income will be reported by Stokely as taxable income. The Hold-back Account shall secure Stokely's obligations as provided in this Agreement. Agripac shall be deemed to have a security interest in the Hold-back Account to secure payment of any amounts owed by Stokely to Agripac as provided in this Agreement. This Agreement shall be considered a security agreement. Stokely agrees to execute any documents necessary to perfect Agripac's security interest in the Hold-back Account. Upon the final determination of any indemnity claim owed by Stokely to Agripac pursuant to Section 10.2, the amount of the indemnity claim shall be paid to Agripac from the Hold-back Account. On June 30, 1997, the remaining amount in the Hold-back Account shall be paid to Stokely, less any amount subject to a pending claim by Agripac for indemnification from Stokely. Any amount withheld subject to a pending claim shall be disbursed to Agripac or Stokely upon the final determination of such pending claim. All of the costs of the Escrow Agent for administering the Hold-back Account shall be paid equally by Agripac and Stokely. The parties shall execute escrow instructions with Escrow Agent with regard to the Hold-back Account. The parties shall execute escrow instructions with Escrow Agent with regard to the Hold-back Account.

     2.6 Allocation of Purchase Price. Agripac and Stokely agree that the purchase price shall be allocated among the Assets and Non-Competition Agreement in accordance with the terms and conditions of this Agreement and that said allocation shall be set forth in the form of the attached Schedule 2.6, prepared in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Each of the parties agrees to report this transaction for state and federal tax purposes in a manner consistent with the allocation set forth in Section 2.6, including the filing of a form 8594 with the Internal Revenue Service reflecting such allocation in accordance with Treasury Regulation Section 1.1060-1T. If any state or federal taxing authority challenges such allocation, the party receiving notice of such challenge shall give prompt written notice to the other party of the challenge and Agripac and Stokely shall cooperate in good faith in responding to the challenge. Stokely shall have the option to elect within thirty (30) days of receipt of any such notice to assume the defense of the challenge. If Stokely does not elect to assume such defense, Agripac shall have the right to enter into any settlement that Agripac wishes to make with respect to such challenge, or to assume the defense of such challenge.

     2.7  Prorations and Other Payment Obligations.

          2.7.1 Ad Valorem Taxes and Assessments. Ad valorem taxes on the Assets, including personal property taxes, and assessments due and payable on or with respect to the Assets, shall be prorated as of close of business on the Closing Date.
If the tax rate for the current year is not established by Closing, the proration of taxes shall be based upon the tax rate for the preceding year applied to the latest assessed evaluation; and any adjustments required by reason of a change of said assessed evaluation or applicable tax rate shall be made in cash between Agripac and Stokely within ten (10) days after the tax rate for the current year is determined. The obligation to make such adjustment shall survive Closing.

          2.7.2 Utilities. All utilities relating to the Assets, including water and sewer charges, as well as gas, electric and telephone charges, shall be prorated as of the close of business on the Closing Date. Final readings for all utilities shall be made on or before the Closing Date, and Stokely shall arrange and obtain final billings of such utilities to close of business on the Closing Date. If, for reasons beyond Stokely's reasonable control, it is not possible to obtain final utility readings prior to the Closing Date, prorations shall be completed as soon as possible after Closing and promptly settled between the parties.

          2.7.3 State and Local Transfer Taxes. Agripac shall pay all of the state or local transfer, sales or use taxes, if any, arising from the transfer of any personal property from Stokely to Agripac, other than the Supplies and Repair Parts, and Seed purchased. Stokely shall pay all of the state or local transfer, sales or use taxes, if any, arising from the transfer of Supplies and Repair Parts, and Seed purchased. Stokely shall pay all state or local transfer, sales or use taxes, if any, arising from the transfer of the Real Property.

          2.7.4 Closing Costs. Agripac and Stokely shall each pay at Closing one-half of all closing costs, including any escrow fees incurred in carrying out the transactions contemplated by this Agreement.

          2.7.5 Inventory. On July 12, 1996, Agripac shall inventory the Supplies and Repair Parts and the Seed. After the inventory, Agripac shall then change the locks on the Walla Walla Plant and Grandview Plant to secure the Supplies and Repair Parts and Seed until Closing.

     2.8  The Closing.

          2.8.1 Closing. The closing of the purchase and sale of the Assets (the "Closing") shall take place on July 22, 1996, at 2:30 p.m. (local time) at Chicago Title Company, 10900 Swenson Drive, Suite 900, Waukesha, Wisconsin, and shall be effective on such date, except as may be otherwise agreed by the parties as to time and place. The date on which the Closing is contemplated is referred to herein as the "Closing Date."

          2.8.2     Closing Deliveries by Stokely.  At the
Closing, Stokely shall deliver or cause to be delivered to
Agripac:

              2.8.2.1 Bills of Sale, Assignments, properly endorsed certificates of title, and other instruments of transfer, in form and substance reasonably satisfactory to counsel for Agripac, necessary to transfer and convey all of the Assets to Agripac, free and clear of all liens, claims and encumbrances. Assignments of executory contracts shall be subject to performance by the parties thereto.

              2.8.2.2 A Statutory Warranty Deed in form and substance reasonably satisfactory to counsel for Agripac, duly executed and acknowledged in recordable form by Stokely, conveying the real property to Agripac, subject only to the exceptions set forth on Schedule 2.8.2.6.

              2.8.2.3    Stokely's payment of its share of the
obligations described in Section 2.7.4.

              2.8.2.4    Possession of the Assets.

              2.8.2.5.  Stokely represents and warrants that it
is not a "foreign person" as defined in IRC Section 1445.
Stokely will give an affidavit to Agripac to this effect in the form required by that statute and related regulations.

              2.8.2.6 At Stokely's expense, an ALTA Owner's Title Insurance Policy with extended coverage in the amount of the purchase price allocated to the Real Property insuring title vested in Agripac, subject only to the exceptions listed on
Schedule 2.8.2.6. Agripac may elect to have issuance of the title insurance deferred until Agripac is prepared to close financing on the Real Property, in which case no title insurance commitment or policy shall be issued at closing, and Stokely will pay to Agripac at Closing the premium for the Owner's Extended Coverage Policy of Title Insurance.

              2.8.2.7    The escrow instructions referred to in
Section 2.5.2.

              2.8.2.8 Such other certificates and documents as may be called for by the provisions of this Agreement.

          2.8.3     Closing Deliveries by Agripac.  At the
Closing, Agripac shall deliver or cause to be delivered to
Stokely:

              2.8.3.1    The payment of Immediately Available
Funds described in Section 2.5.1 to Stokely and in Section 2.5.2 to Escrow Agent;

              2.8.3.2    Agripac's payment of its share of the
obligations described in Section 2.7.4.

              2.8.3.3 Such other certificates and documents as may be called for by the provisions of this Agreement.

     2.9 Further Documents or Necessary Action. Stokely and Agripac, respectively, shall take all actions that may be necessary or appropriate to effectuate the transactions contemplated by this Agreement. On or after the Closing Date, if any further action is necessary to carry out the purposes of this Agreement and to vest Agripac with full title to Assets, Stokely shall take all such necessary or appropriate action.

3.   EMPLOYEE MATTERS.

     3.1 Employee Plans. As a result of the termination of all employees of Stokely and their participation in Stokely's Employee Plans, Agripac shall have no liability on or after the Closing Date with respect to Stokely's Employee Plans. Stokely has delivered to Agripac copies of, and information regarding the Employee Plans.

     3.2 Labor Matters. There are no collective bargaining agreements, memoranda of understanding, letters of understanding or commitments of Stokely covering the employees of Stokely at the Walla Walla Plant other than the Collective Bargaining Agreement. There have been no claims of default, and, to the best of Stokely's knowledge, there are no facts or conditions which if continued, or on notice, will result in a default under the Collective Bargaining Agreement. There are no unfair labor practice complaints or proceedings against Stokely pending or, to the best of Stokely's knowledge, threatened before the National Labor Relations Board. There are no discrimination charges or proceedings pending or, to the best of Stokely's knowledge, threatened before any state or federal agency. There are no labor grievances or arbitration proceedings under the Collective Bargaining Agreement pending, or to the best of Stokely's knowledge, threatened. To the best of Stokely's knowledge, Stokely has materially complied with, and is in material compliance with, the Collective Bargaining Agreement by which it is bound. Stokely further warrants that, to the best of Stokely's knowledge, it has complied with all applicable laws, rules and regulations related to employment, including the Immigration Reform and Controls Act, as amended, including Consolidated Omnibus Budget Reconciliation Act (COBRA), Worker Adjustment and Retaining Notification Act (WARN Act), those related to wages, hours (including payment of overtime required by state or federal law), Equal Employment Opportunity, pension and welfare benefit plans and the payment of state and federal payroll taxes, including Social Security taxes. There is no pending or, to the best of Stokely's knowledge, threatened labor dispute, union organizing activity, or demand for recognition from a labor organization, strike, or work stoppage affecting the employees of Stokely. As a result of the termination of the employment of all employees of Stokely pursuant to Section 3.3, Agripac shall have no liability on or after the Closing Date with respect to any employment agreements or collective bargaining agreements covering the employees of Stokely and no liability arising in connection with the termination of such employees, including, without limitation, accrued compensation, vacation pay, fringe benefits or severance pay. If required to do so by law or any collective bargaining agreement, Stokely shall, within the applicable time required, notify any labor union which currently represents Stokely's employees for the purpose of offering to bargain with that union concerning Stokely's decision to sell the Assets, and the effects of such decision on Stokely's union represented employees. Prior to Closing, Stokely shall deliver to Agripac such information which is available to Stokely which shows for each of Stokely's employees at the Walla Walla Plant and Grandview Plant, such employee's compensation and benefits, including accrued vacation time and sick leave bank as of the Closing Date and each employee's current vacation year.

     3.3 Termination of Stokely's Employees. Stokely shall, on or before the Closing Date, terminate all employees of Stokely at the Walla Walla Plant and their participation in any Employee Plans, and Stokely shall be solely responsible for any liabilities arising from such termination, including, without limitation, accrued compensation, vacation pay, fringe benefits, payments to the employees of any benefits occurred under the Employee Plans, severance pay, and other liabilities, if any, arising under the Worker Adjustment and Retaining Notification Act of 1988. Agripac may hire one or more of Stokely's employees to be employed by Agripac subsequent to the Closing Date, as it desires in its sole discretion. Employees of Stokely who are hired by Agripac shall be employed on the terms and conditions as solely determined by Agripac.

     3.4 Employees of Stokely. Agripac does not represent or warrant that it will retain or hire any of Stokely's employees, and Agripac shall have no obligation under this Agreement to employ any of Stokely's employees in connection with Agripac's future operations. Employees of Stokely who are hired by Agripac will be employed on terms and conditions determined by Agripac.

     3.5 Agripac's Nonassumption. Agripac and Stokely agree that Agripac will not assume Stokely's Collective Bargaining
Agreement, including any Employee Plans.

4.   REPRESENTATIONS AND WARRANTIES OF STOKELY.

     Stokely represents and warrants to Agripac that the following statements are true and correct on the date of this Agreement and will be true and correct on the Closing Date as though made on such date:

     4.1 Organization and Standing of Stokely. Stokely is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Stokely has full corporate power and authority to own its property and to carry on its business as it is now being conducted, and Stokely has the corporate power and authority to execute and deliver, and carry out the transactions on their party contemplated by, this Agreement. Stokely is qualified to do business and in good standing under the laws of the state of Washington.

     4.2 Authority for Transaction. The execution and delivery of this Agreement by Stokely, the performance by Stokely of its obligations hereunder, and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action on the part of Stokely. This Agreement and any other agreements or instruments contemplated hereby constitute the legal, valid and binding obligations of Stokely, enforceable against it in accordance with their respective terms.

     4.3 No Conflict. The execution and delivery of this Agreement by Stokely and, the consummation of the transactions provided for herein and the fulfillment of the terms hereof, will not result in a breach of any of the terms and provisions of, or constitute a default under or conflict with, any agreement, indenture or other instrument to which Stokely is a party or by which Stokely or any of the Assets or the Business is bound, the charter or bylaws of Stokely or any judgment, decree, order or award of any court, governmental body or arbitrator or any law, rule or regulation applicable to Stokely and will not result in the creation or imposition of any lien, security interest, charge or encumbrance on any of the Assets or the Business. No consent, authorization or approval of, or the granting of any exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by Stokely of this Agreement or the taking of any action by Stokely provided for herein.

     4.4 Consents. Except as disclosed on Schedule 4.4, no consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is required in connection with the execution and delivery by Stokely of this Agreement or the consummation by Stokely of the transactions contemplated by this Agreement.

     4.5  Title to and Condition of the Assets.

          4.5.1 Stokely has good and marketable title to the Assets, free and clear of all liens, security interests, mortgages, deeds of trust, encumbrances, reservations, charges, equity, leases, licenses, encroachments, permits, easements, claims or restrictions or other exceptions other than those set forth on Schedule 4.5.1. The parties acknowledge that Pacific Power is retaining a lien as described in Schedule 4.5.1.
Agripac is not assuming the liability to Pacific Power, and Stokely agrees to continue to pay such liability, provide evidence to Agripac of such payments, and indemnify and hold Agripac harmless from any failure by Stokely to make the required payments to Pacific Power as required by the liens shown in I.J. and K. on Schedule 4.5.1.

          4.5.2 Except as set forth in Schedule 4.5.2, the Equipment shall be in operable condition on the Closing Date.

          4.5.3 The Equipment has been maintained in substantially the same manner during Stokely's fiscal year ending March 31, 1996, and during Stokely's current fiscal year up to the date of Closing, as the Equipment was maintained during Stokely's fiscal years ending March 31, 1995, March 31, 1994, and March 31, 1993.

          4.5.4 Except as disclosed in Schedule 4.5.4, the operation of the Business is in compliance with all applicable laws, statutes, rules, regulations and requirements of any governmental authorities.

          4.5.5 Stokely possesses, is in compliance with, and, except for business licenses and subject to necessary consents or regulatory requirements, is capable of transferring to Agripac the full benefit of all material licenses and permits required from all governmental authorities having jurisdiction over the Assets or the Business necessary for the use of the Assets and the operation of the Business.

          4.5.6 Except as disclosed in Schedule 4.5.6, there is no action, suit, proceeding, investigation or litigation pending or, to the knowledge of Stokely, threatened that (i) arises out of the ownership or use of any of the Assets, (ii) will materially and detrimentally affect the use or operation of any of the Assets or the Business or the value of any of the Assets, or (iii) will adversely affect the ability of Stokely to perform its obligations under this Agreement.

     4.6 Liabilities. Except as disclosed on Schedule 4.6, there are no liabilities (contingent or otherwise) with respect to the Assets or the Business which will not be satisfied on or before the Closing Date.

     4.7  Contracts.

          4.7.1 Accurate and complete copies of all Assigned Contracts have been delivered or made available to Agripac. Each such Assigned Contract is valid and in full force and effect, is enforceable in accordance with its terms, and constitutes the legal, valid and binding obligation of Stokely. Stokely has complied in all material respects with the terms of each such Assigned Contract.

          4.7.2 Except as disclosed in Schedule 4.7.2 (and other than the Assigned Contracts), Stokely is not a party to any material contracts relating to the Business or the Assets.

     4.8 Brokers and Finders. Stokely shall indemnify and hold harmless Agripac from any liability for any brokerage fees, agents commissions or finders fees and any related costs and expenses, including attorney's fees, arising from Stokely's employment of Goldsmith, Agio, Helms Company as its broker in connection with the transactions contemplated by this Agreement.

     4.9 Environmental Matters. The Real Property has never been used for the storage or disposal of any Hazardous Substance except as set forth on Schedule 4.9. Except as set forth on
Schedule 4.9, there are no Hazardous Substances contained on or under the Real Property and the Real Property has not been identified by any governmental agency as a site upon which Hazardous Substances have been or may have been located or deposited. Except as set forth on Schedule 4.9, Stokely has at all times complied with the Environmental Laws with regard to its occupancy of the Real Property and its use of the Assets, and on the Closing Date, the Assets shall comply with the Environmental Laws.

     4.10 Assets. Except for the Green Bay, Wisconsin, vegetable processing plant ("Green Bay Plant"), the inventory of Products and the Excluded Assets, the Assets and the assets covered by the Grandview Plant Purchase Agreement constitute all of the assets owned, used or held for use in connection with the Business. Except for the Green Bay Plant, the inventory of Products and the Excluded Assets, the sale of the Assets pursuant to this Agreement and the sale of the assets pursuant to the Grandview Plant Purchase Agreement will effectively convey the Business to Agripac and Freezer Group, L.L.C., including, without limitation, all tangible and intangible assets relating to the Business, and will allow Agripac and Freezer Group, L.L.C. to operate the Business in the same manner as it has historically been operated.

     4.11 Accuracy and Completeness of Representations and Warranties. No representation or warranty made by Stokely in this Agreement and no statement contained in any schedule or exhibit delivered or to be delivered to Agripac pursuant to this Agreement contains or will contain any untrue statement of a material fact or omit to state a material fact, necessary to make the statements contained herein or therein, not misleading.
There is no fact or condition which materially adversely affects or, to the best of the knowledge of Stokely, in the future may materially adversely affect, the Business or any of the Assets, which fact or condition has not been set forth in this Agreement or in the attached schedules or exhibits.

5.   REPRESENTATIONS AND WARRANTIES OF AGRIPAC.

     Agripac represents and warrants to Stokely that the following statements are true and correct on the date of this Agreement and will be true and correct on the Closing Date as though made on such date:

     5.1 Organization and Standing of Agripac. Agripac is an Oregon cooperative corporation organized, validly existing and in good standing under the laws of the State of Oregon. Agripac has the corporate power and authority to execute and deliver, and carry out the transactions on its part contemplated by, this Agreement.

     5.2 Authority for Transaction. The execution and delivery of this Agreement by Agripac, the performance by Agripac of its obligations hereunder, and the consummation of the transactions contemplated herein have been duly authorized and approved by all necessary corporate action on the part of Agripac. This Agreement constitutes a legal, valid and binding obligation of Agripac, enforceable against Agripac in accordance with its terms.

     5.3 No Conflict. The execution and delivery of this Agreement by Agripac, the consummation of the transactions provided for herein and the fulfillment of the terms hereof, will not result in a breach of any of the terms and provisions of, or constitute a default under or conflict with, any agreement, indenture or other instrument to which Agripac is a party or by which Agripac is bound, the charter or bylaws of Agripac or any judgment, decree, order or award of any court, governmental body or arbitrator or any law, rule or regulation applicable to Agripac. No consent, authorization or approval of, or the granting of any exemption by, any governmental or public body or authority is required in connection with the execution, delivery and performance by Agripac of this Agreement or the taking of any action by Agripac herein provided.

6.   CONSENTS.

     Stokely shall exercise its best efforts to obtain prior to the Closing Date all consents, authorizations, waivers, approvals of or exemptions by, any Persons that are identified in Schedule
4.4. Agripac shall cooperate with Stokely in providing information to which only Agripac has access that is requested by the Persons identified in Schedule 4.4 from whom consents, authorizations, waivers, approvals, or exemptions are required to the extent that providing such information is necessary in order to permit Stokely to secure such Person's consents, authorizations, waivers, approvals or exemptions.

7. NON-COMPETITION AGREEMENT. For a period of three years following Closing, neither Stokely nor any subsidiary of Stokely shall engage in the manufacture or sale of frozen vegetable products in the territory consisting of all markets served by the Business at the time of Closing except to the extent that Stokely is acquired by or merges with a third party who at the time of such acquisition or merger is engaged in the business of manufacturing and/or selling frozen vegetable products in said territory or any party of said territory.

8.   AGREEMENTS PRIOR TO CLOSING.

     8.1 Fulfillment of Conditions. Each party hereto agrees to use its best efforts to take any action necessary or appropriate to cause the conditions set forth in Section 9 to be fulfilled at or prior to the Closing. Without limiting the generality of the foregoing, each party will refrain from taking any action which would cause, and shall use its best efforts to take any action necessary to prevent, any of the representations and warranties made by it in this Agreement not to be true and correct in all respects at and as of the Closing Date with the same force and effect as if then made, subject only to exemptions permitted or expressly contemplated by this Agreement. Promptly upon becoming aware of any fact, or of the occurrence or impending or threatened occurrence of any event, which would cause or constitute a breach, or would have caused or constituted a breach, of any of such representations and warranties had such fact been known or such event occurred prior to the date hereof, each party shall give detailed written notice thereof to the others.

     8.2 Inspection and Information. Agripac may, through its representatives, accountants and attorneys, make such investigation of the Assets and Business of Stokely, including without limitation contacting personnel, customers and suppliers of Stokely, as they may deem necessary or advisable, and Stokely agrees to make available to such persons its books, records and other data related to the Assets and Business and its personnel, customers and suppliers as may from time to time be reasonably requested (provided, however, that such investigation shall be made only at reasonable hours and so as not to interfere with Stokely's operations).

     8.3 Confidentiality. Whether or not the transactions contemplated hereby are consummated, each of the parties hereto agrees to use its best efforts to keep confidential any and all information and data with respect to the other party which it has received as a result of any investigation made in connection with this Agreement and which is not otherwise available to the public; provided, however, that notwithstanding the foregoing each of the parties hereto shall be free to disclose any such information or date (a) to the extent required by applicable law or (b) during the course of or in connection with any litigation, arbitration or other proceeding based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated. Neither Stokely nor Agripac will make any public announcement or communication to employees, customers or suppliers regarding the subject matter of the transaction contemplated by this Agreement without the prior approval of the others, other than disclosures required by law.

9.   CONDITIONS TO OBLIGATIONS OF AGRIPAC AND STOKELY.

     9.1 Conditions to Obligations of Agripac. Notwithstanding any other provision of this Agreement, the obligation of Agripac to purchase the Assets is subject to the satisfaction or waiver in writing, on or before the Closing Date, of the following conditions:

          9.1.1 Representations and Warranties; Covenants. All representations and warranties of Stokely contained in this Agreement and in the certificates and other instruments delivered by Stokely to Agripac in connection with this Agreement shall be true and correct in all material respects as and as of the Closing Date as though made at and as of such time, and Stokely shall have performed and complied with all material covenants, obligations and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date; and Agripac shall have received a certificate signed by Stokely's President, dated the Closing Date, to that effect.

          9.1.2     Consents and Approvals.

              9.1.2.1    All consents and approvals set forth in
Schedule 4.4 shall have been given by the Person authorized to give such consent or approval and each such consent or approval shall have been given unconditionally and without any requirement that any terms and conditions of this Agreement or the transactions contemplated hereby be modified or amended in any respect.

              9.1.2.2 Agripac shall have obtained any and all material permits (other than business licenses), authorizations, consents or approvals of any public body or authority required to effectively transfer the Assets and to allow Agripac to operate the Business in the same manner as Stokely.

          9.1.3 Litigation. There shall be no pending or threatened litigation against the Business or the Assets or Stokely other than those set forth on Schedule 4.5.6 that, in the opinion of counsel for any party has or could have any material adverse effect on the Business or the Assets or the enjoyment of the benefits of them by Agripac.

          9.1.4 Authorizations. All actions necessary to authorize the execution, delivery and performance of this Agreement by Stokely and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by Stokely.

          9.1.5 No Material Adverse Change. There shall have been no material adverse change in the Business, the Assets or the financial condition, prospects or operations of Stokely between the date of this Agreement and the Closing Date.

          9.1.6 Damage to or Destruction of the Assets. In the event of any destruction or condemnation of the Assets or any material portion of the Assets prior to Closing, Agripac or Stokely may elect to terminate this Agreement and the purchase of the Assets contemplated by this Agreement if (i) there has been a material dissipation of the Assets or (ii) the Assets are no longer suitable for Agripac's intended use. If neither party elects to terminate this Agreement as provided herein, the parties shall proceed to Closing and Agripac will receive any insurance proceeds or condemnation award with respect to the Assets so destroyed or condemned, free and clear of all liens or interests of any third parties. Stokely shall provide Agripac with written notice of any destruction or condemnation of the Assets or any portion thereof immediately after the occurrence of such destruction or condemnation, and, pending election by the parties, any insurance proceeds or condemnation award shall be deposited in escrow.

          9.1.7 Documents of Transfer. Stokely shall have provided to Agripac the Closing deliveries set forth in Section
2.8.2 and any documents necessary to transfer ownership of the Assets to Agripac, free and clear of all liens except liens listed on Schedule 2.8.2.6.

          9.1.9 Closing of Inventory Purchase Agreement. The closing of Agripac and Dean Foods purchase of the inventory pursuant to the Inventory Purchase Agreement shall have occurred or shall simultaneously occur with the closing hereunder.

          9.1.10    Closing of Grandview Plant Purchase
Agreement. The closing of Freezer Group's purchase of the Grandview Plant pursuant to the Grandview Plant Purchase
Agreement shall have occurred or shall simultaneously occur with the closing hereunder.

          9.1.11 Hart-Scott Act. Any waiting period (and any extension thereof) applicable to the consummation of the transaction contemplated hereby under the Hart-Scott Act shall have expired or been terminated.

          9.1.12 Satisfaction of Counsel. The validity of all transactions herein mentioned, as well as the form and substance of all opinions, certificates and other documents hereunder shall be satisfactory in all reasonable aspects to counsel for Agripac.

     9.2 Conditions to Obligations of Stokely. Notwithstanding any other provision of this Agreement, the obligation of Stokely to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver in writing, on or before the Closing Date, of the following conditions:

          9.2.1 Representations and Warranties; Covenants. All representations and warranties of Agripac contained in this Agreement and in the certificates and other instruments delivered by Agripac to Stokely in connection with this Agreement shall be true and correct in all material respects at and as of the Closing Date as though made at and as of such time, and Agripac shall have performed and complied with all material covenants, obligations and conditions required by this Agreement to be performed or complied with by Agripac prior to or on the Closing Date; and Stokely shall have received a certificate signed by an officer of Agripac, dated the Closing Date, to that effect.

          9.2.2 Authorizations. All actions necessary to authorize the execution, delivery and performance of this Agreement by Agripac and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by Agripac.

          9.2.3 Consents and Approvals. All consents and approvals set forth in Schedule 4.4 shall have been given by the Person authorized to give such consent or approval and each such consent and approval shall have been given unconditionally and without any requirement that any terms and conditions of this Agreement or the transactions contemplated hereby be modified or amended in any respect.

          9.2.4 Documents of Transfer. Agripac shall have provided to Stokely the Closing deliveries set forth in Section
2.8.3.

          9.2.6 Hart-Scott Act. Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the Hart-Scott Act shall have expired or been terminated.

     9.3 Waiver of Conditions. In the event the conditions precedent to Agripac's obligation to close this transaction have not been satisfied at or prior to the Closing Date, Agripac may, at their option, elect (i) to waive such conditions and to close the transaction on the terms and conditions set forth herein, or
(ii) terminate this Agreement. In the event the conditions precedent to Stokely's obligations to close this transaction have not been satisfied at or prior to the Closing Date, Stokely may, at its option, elect (i) to waive such conditions and close the transaction on the terms and conditions set forth herein, or (ii) terminate this Agreement. In the event that any party hereto exercises such right of termination, there shall be no liability on the part of the terminating party or its officers, directors or stockholders to any other party to this Agreement, nor shall there be any liability on the part of any other parties to this Agreement or its officers, directors or stockholders.

10.  INDEMNIFICATION.

     10.1 Survival of Representations. The representations, warranties, covenants and agreements of the parties contained herein shall be continuing and shall survive the consummation of this transaction notwithstanding any investigation by or on behalf of any party. Consummation of the transaction contemplated herein shall not be deemed to be a waiver of any right or remedy possessed by any party hereto notwithstanding that such party knew or should have known at the time of the Closing that such right or remedy existed.

     10.2 Indemnification by Stokely. Stokely shall be responsible to Agripac for, and shall defend, indemnify, and hold Agripac harmless from and against loss, damage, liability, cost or expense (including, without limitation, reasonable attorneys' fees, legal expenses, consultant's fees and interest and penalties), that shall be suffered or incurred by Agripac, resulting from or relating to (i) claims or demands made by third parties against Agripac with regard to Stokely's ownership, management, or conduct of the Business or use of the Assets prior to and including the Closing Date, including without limitation any liabilities for personal injury, property damage, or other harm relating to services provided or products of the Business sold by Stokely prior to and including the Closing Date, or any other liability, obligation or commitment of Stokely (whether known or unknown, fixed or contingent, due or to become due) not expressly assumed by Agripac under this Agreement; (ii) any breach of any of the representations or warranties of Stokely contained in this Agreement (including, without limitation, any schedule, certificate, exhibit or other instrument delivered or to be delivered by Stokely pursuant to this Agreement) or failure of Stokely to perform or observe any term of or covenant in this Agreement; (iii) any failure by Stokely to satisfy the liabilities of the Business not assumed by Agripac, or the failure to comply with any applicable requirements of the bulk transfer provisions of the Uniform Commercial Code or any other applicable state law; (iv) any act or cause of action arising out of the Collective Bargaining Agreement; (v) any actions, suits, proceedings, demands, or assessments incident to any of the foregoing and any investigation or defense against claims which, if proven, would be covered thereby.

     10.3 Indemnification by Agripac. Agripac shall be responsible to Stokely for, and shall defend, indemnify and hold Stokely harmless from and against loss, damage, liability, cost or expense (including, without limitation, reasonable attorneys' fees, legal expenses and consultant's fees and interest and penalties) that shall be suffered or incurred by them, resulting or relating to (i) claims or demands made by third parties against Stokely with regard to Agripac's ownership, management, or conduct of the Business or use of the Assets after the Closing Date, including, without limitation, any liabilities for personal injury, property damage or other harm relating to services provided by or products of the Business sold by Agripac after the Closing Date; (ii) any breach of any of the representations or warranties of Agripac contained in this Agreement (including, without limitation, any schedule, certificate, exhibit or other instrument delivered or to be delivered by Agripac pursuant to this Agreement) or failure of Agripac to observe or perform any term of or covenant in this Agreement; (iii) any failure by Agripac to satisfy the Assumed Liabilities; or (iv) any actions, suits, proceedings, demands or assessments incident to any of the foregoing and any investigation or defense against claims which, if proven, would be covered thereby.

     10.4 Notice of Claim. In the event that any legal proceeding shall be instituted or any claim or demand shall be asserted by any person in respect of which Agripac or Stokely intends to seek indemnification under the provisions of this
Section 10, Agripac or Stokely, as the case may be, shall promptly cause written notice thereof to be given to the other party. Notwithstanding the foregoing, Stokely or Agripac's right to indemnification hereunder shall not be affected by any delay in giving notice unless, and then only to the extent that, the rights and remedies of the indemnifying party shall have been prejudiced as a result of the delay in giving such notice. In the event the indemnifying party has knowledge that it will indemnify and reimburse the indemnified party with respect to a particular lawsuit, claim or demand, the indemnifying party shall be permitted to control the conduct of any defense and, at the expense and option of the indemnifying party, may settle such claim. The indemnified party shall make no settlement of any such suit, claim or demand without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld) unless the indemnifying party has failed to accept such defense within 20 days after the indemnifying party has been notified of such suit, claim or demand, or unless the indemnifying party has failed to diligently maintain such defense after such acceptance, or unless the matter in question shall have been finally determined adversely to the indemnifying party or indemnified party by a court or governmental instrumentality having jurisdiction thereof. The indemnified party shall cooperate with the indemnifying party in each such defense, but all of the indemnified party's out-of-pocket expenses shall be paid by the indemnifying party. It shall be no defense to the claims by the indemnified party for indemnification hereunder that a third party claimant cannot or does not prove his claim.

11.  MISCELLANEOUS.

     11.1 Further Assurances. Stokely and Agripac will, from time to time on or after the Closing Date, execute and deliver to the other parties all such further assignments, endorsements and other documents as Agripac or Stokely, as the case may be, reasonably requests in order to complete the transactions contemplated by this Agreement.

     11.2 Amendments and Waivers. The provisions of this Agreement may be amended only by the written agreement of all of the parties to this Agreement. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

     11.3 Successors and Assigns. Neither party may assign this Agreement without the prior written consent of the other party. In the event the Agreement is assigned, the Agreement will bind and inure to the benefit of the respective assigns of the parties to this Agreement. In the event there is any successor to a party to this Agreement, this Agreement will bind and inure to the benefit of the respective successors.

     11.4 Public Announcement. No press release or other formal public announcement with respect to this Agreement or any of the transactions contemplated hereby shall be made without the express approval of Agripac and Stokely; provided, however, that if, in the opinion of counsel for Stokely or Agripac, public disclosure of the pendency of such transaction is required under the Federal Securities Laws, the consent or approval of the other to the release of such publicity and the consent thereof shall not be unreasonably withheld.

     11.5 Default. Time is of the essence of this Agreement. If either party defaults under this Agreement, the other party may seek specific performance of this Agreement, damages, or rescission. In any suit, action or appeal to enforce this Agreement or any term or provision of this Agreement, or to interpret this Agreement, the prevailing party shall be entitled to recover its costs incurred, including reasonable attorneys' fees at trial or on appeal.

     11.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     11.7 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a party of this Agreement.

     11.8 Notices. Any notices, requests, demands or other communications required or permitted to be sent under this Agreement shall be delivered personally, sent by overnight courier or mailed by registered or certified mail, return receipt requested, to the following addresses, and shall be deemed to have been received on the day of personal delivery, one business day after deposit with an overnight courier or three business days after deposit in the mail:

     To Agripac:              AGRIPAC, INC.
                              Attn: Dennis J. Colleran
                              P.O. Box 5346
                              Salem, OR

     With a copy to:          Arnold Gallagher Saydack Percell &
                              Roberts, P.C.
                              Attn:  Donald A. Gallagher, Jr.
                              P. O. Box 1758
                              Eugene, Oregon 97440

     To Stokely:              Stokely USA, Inc.
                              Attn:  Robert Brill
                              1055 Corporate Center Drive
                              Oconomowoc, WI 53056

     With a copy to:          ___________________________
                              Attn:  ____________________
                              ___________________________
                              ___________________________

     11.9 Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Washington applicable to contracts made and to be performed in that state.

     11.10 Entire Agreement. This Agreement, together with those documents expressly referred to in this Agreement, constitutes the final agreement of the parties concerning the matters referred to in this Agreement, and supersedes all prior agreements and understandings.

     11.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     11.12 Schedules. The following Schedules and Exhibits are attached to and form an integral part of this Agreement:

     Collective Bargaining Agreement         Exhibit 1.2
     Employee Plans                          Exhibit 1.4
     Real Property                           Exhibit 1.7
     Equipment                               Exhibit 2.1.1
     Supplies and Repair Parts               Exhibit 2.1.3
     Seed                                    Exhibit 2.1.4
     Intangibles                             Exhibit 2.1.5
     Assigned Contracts                      Exhibit 2.1.6
     Assumed Liabilities                     Schedule 2.3
     Allocation of Purchase Price            Schedule 2.6
     Liens on Assets                         Schedule 2.8.2.6
     Consents                                Schedule 4.4
     Exceptions to Free and Clear Title      Schedule 4.5.1
     Assets Not in Operable Condition        Schedule 4.5.2
     Noncompliance with Laws                 Schedule 4.5.4
     Pending Litigation                      Schedule 4.5.6
     Liabilities                             Schedule 4.6
     Material Contracts                      Schedule 4.7.2
     Hazardous Substances                    Schedule 4.9


     The parties to this Agreement have executed this Agreement as of the date first set forth above.

AGRIPAC, INC.                    STOKELY USA, INC.


By:  Dennis J. Colleran         By:  Robert M. Brill
Its: Treasurer                  Its: Secretary


STATE OF Wisconsin  )
                    )  ss.
County of Waukesha  )

          This instrument was acknowledged before me on July 23, 1996, by Dennis Colleran, as Treasuer of Agripac, Inc.


                              Michelle Schmid
                              Notary Public for Wisconsin
                              My Commission Expires: 11-3-96

STATE OF Wisconsin  )
                    )  ss.
County of Waukesha  )

          This instrument was acknowledged before me on July 23, 1996, by Robert M. Brill, as Secretary of Stokely USA, Inc.


                              Michelle Schmid
                              Notary Public for Wisconsin
                              My Commission Expires: 11-3-96